CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

     THIS  AGREEMENT  AND PLAN OF MERGER (this "Agreement"), dated as of October
                                                ---------
28, 1999, between and among CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Acquiror"), CONCURRENT ACQUISITION CORPORATION, a Delaware
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corporation  ("Newco"  and  together  with  Acquiror  referred  to herein as the
               -----
"Acquiror  Parties"),  VIVID  TECHNOLOGY,  INC.,  a  Delaware  corporation  (the
      ------------
"Company"),  and  Fred  Allegrezza and Gary Lauder (each individually a "Seller"
      --                                                                 ------
and  collectively  the  "Sellers").
                         -------

                                    RECITALS:

          WHEREAS, the Boards of Directors of Acquiror, Newco and the Company deem it advisable and in the best interests of their respective companies and their respective stockholders to enter into a business combination by means of the merger of Newco with and into the Company under the terms of this Agreement and have approved and adopted this Agreement; and

     WHEREAS, the parties hereto intend that the transactions contemplated by this Agreement constitute a reorganization within the meaning of Section 368(a) of the Code;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          Section  1  Defined  Terms.  For  all  purposes in this Agreement, the
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following  terms shall have the respective meanings set forth in this Section 1.

          "Acquiror  Common  Stock"  will mean the common stock, par value $0.01
           -----------------------
per  share,  of  Acquiror.

          "Acquiror's  Disclosure  Schedule"  will  mean a schedule of even date
           --------------------------------
herewith delivered by Acquiror to the Company concurrently with the execution of this Agreement, which, among other things, will identify exceptions to Acquiror's representations and warranties contained in Article V by specific section references.

     "Acquiror's  Offering  Memorandum"  will mean the Offering Memorandum dated
      --------------------------------
October 26, 1999 distributed by Acquiror in connection with the transactions contemplated hereby.

          "Affiliate"  will,  with  respect to any Person, mean any other Person
           ---------
that  controls,  is  controlled  by  or is under common control with the former.

          "Agreement"  will  mean  this  Agreement  and  Plan of Merger made and
           ---------
entered into as of October 28, 1999 by and among Acquiror, Newco, the Company and Sellers including any amendments hereto and Schedules hereto (including Acquiror's Disclosure Schedule and the Company's Disclosure Schedules but excluding the Annexes hereto).

          "Business  Day"  will  mean any day other than a day on which banks in
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the  State  of Georgia or Pennsylvania are authorized or obligated to be closed.

          "Certificate of Merger" will have the meaning ascribed to such term in
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Section  2.2.

          "Closing"  will  mean a meeting, which will be held in accordance with
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Section  3.3, of all Persons interested in the transactions contemplated by this
Agreement at which all documents necessary to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by this Agreement are executed and delivered.

     "Code"  will  mean  the  Internal  Revenue  Code  of  1986,  as  amended.
      ----

          "Closing  Date"  will  mean  the  date  the  Closing  occurs.
           -------------

          "Company Common Stock" will mean the common stock, par value $.001, of
           --------------------
the  Company.

     "Company Preferred Stock" will mean the Series A Preferred Stock, par value
      -----------------------
$.001,  of  the  Company.

          "Company's  Disclosure  Schedule"  will  mean  a schedule of even date
           -------------------------------
herewith delivered by the Company to the Acquiror Parties concurrently with the execution of this Agreement, which, among other things, will identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

     "Control"  (including  the  terms  "controlled," "controlled by" and "under
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common  control  with")  will  mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

          "Court"  will  mean  any  court  or arbitration tribunal of the United
           -----
States, any domestic state, or any foreign country, and any political subdivision thereof.

          "DGCL"  will  mean  the  Delaware General Corporation Law, as amended.
           ----

          "Effective  Time" will mean the date and time of the completion of the
           ---------------
filing of a properly executed Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.2, or at such later time as Acquiror, the Company and Sellers shall have agreed upon and designated in such filings in accordance with the DGCL.

          "Environmental  Claim"  means  any  claim,  action,  cause  of action,
           --------------------
investigation or notice by any Person or Governmental Authority alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, release or disposal of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental  Law"  will  mean  any  Law  pertaining  to:  (i)  the
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protection  of  health,  safety  and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. 6901, et seq.

          "Exchange  Act"  will  mean  the  Securities  Exchange Act of 1934, as
           -------------
amended,  and  the  Regulations  promulgated  thereunder.

          "GAAP"  will  mean  generally  accepted  accounting  principles,
           ----
consistently  applied.

          "Governmental  Authority"  will  mean  any  governmental  agency  or
           -----------------------
authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and will include any authority having governmental or quasi-governmental powers.

          "Hazardous  Material"  will  mean  any  substance, chemical, compound,
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product,  solid,  gas,  liquid,  waste,  by-product,  pollutant,  contaminant or material which is hazardous or toxic and is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof).

          "Intellectual  Property"  will mean:  trademarks, service marks, trade
           ----------------------
names, URLs and Internet domain names, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any registrations,
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continuations,  continuations  in part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications therefor); computer software; databases; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential documentation (collectively, "Trade Secrets").
                                --------------

          "Knowledge"  an  individual  will  be  deemed to have "Knowledge" of a
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particular fact or other matter if (a) such individual is actually aware of such fact or other matter, or (b) such fact or matter is reflected in one or more documents (including e-mails) in such individual's files. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other
                                        ---------
matter if any individual who on the date hereof is serving as a director or executive officer of such Person has Knowledge of such fact or other matter.

          "Law"  will mean all laws, statutes, ordinances and Regulations of any
           ---
Governmental Authority including all decisions of Courts having the effect of law.

          "Lien"  will mean any mortgage, pledge, security interest, attachment,
           ----
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i)
                                                     ----
statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

          "Litigation" will mean any suit, action, arbitration, cause of action,
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claim,  complaint,  criminal  prosecution,  investigation,  demand  letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority or before any arbitrator.

     "Material  Adverse  Effect"  will mean, with respect to a specified Person,
      -------------------------
any change, event or effect that individually or in the aggregate (taking into account all other such changes, events or effects) has had, or would be reasonably likely to have, a material adverse effect on the consolidated business, results of operations, assets, liabilities, prospects or financial condition of such Person and its Subsidiaries, if any, taken as a whole.

     "Material  Contract"  will  mean  any contract, agreement, promissory note,
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debt  instrument, commitment, arrangement, undertaking or understanding to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, whether written or oral, including without limitation each and every amendment, modification or supplement to any of them, that is material to the consolidated business, results of operations, assets, liabilities, prospects or financial condition of the Company and its Subsidiaries taken as a whole.

          "Merger"  will  mean  the  merger  of  Newco with and into the Company
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provided  for  in  this  Agreement.

          "Newco"  will  mean Concurrent Acquisition Corporation, a newly-formed
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Delaware  corporation  and  a  wholly  owned  direct  Subsidiary  of  Acquiror.

          "Order"  will  mean  any  judgment,  order  or  decree of any Court or
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Governmental  Authority.

          "Permit"  will  mean  any  and  all permits, licenses, authorizations,
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Orders,  certificates,  registrations  or  other  approvals  granted  by  any
Governmental  Authority.

          "Person"  will  mean  an  individual,  partnership,  limited liability
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company,  corporation,  joint  stock  company,  trust,  estate,  joint  venture, association or unincorporated organization, or any other form of business or professional entity, but will not include a Governmental Authority.

          "Regulation"  will  mean  any  rule  or regulation of any Governmental
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Authority  having  the  effect  of  Law.

          "SEC"  will  mean  the  Securities  and  Exchange  Commission.
           ---

          "Securities Act" will mean the Securities Act of 1933, as amended, and
           --------------
the  Regulations  promulgated  thereunder.

     "Stock  Option"  will  have  the  meaning  specified in Section 6.4 hereto.
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          A  "Subsidiary"  of  a  specified  Person  will  be  any  corporation,
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partnership,  limited  liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          "Tax  Returns"  will  mean  any declaration, return, report, schedule,
           ------------
certificate, statement or other similar document (including relating or supporting information) required to be filed with a Governmental Authority, or where none is required to be filed with a Governmental Authority, the statement or other document issued by a Governmental Authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          "Taxes"  will  mean  any  and  all  federal,  state,  local,  foreign,
           -----
provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.


                                   ARTICLE II
                                 TERMS OF MERGER

          Section 2.1 Statutory Merger.  Subject to the terms and conditions and
                      ----------------
in reliance upon the representations, warranties, covenants and agreements contained herein, Newco will merge with and into the Company at the Effective Time, the separate corporate existence of Newco will cease and the Company will succeed to and assume all of the rights and obligations of Newco in accordance with the DGCL (the Company is sometimes referred to herein as the "Surviving
                                                                       ---------
Corporation").  The  Merger  shall  have  the  effect  set  forth  in  the DGCL.
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          Section  2.2  Effective Time.  On the Closing Date, the parties hereto
                        --------------
will cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware,
 -----------------------
in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at the later of (i) time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the time the Merger becomes effective in accordance with the foregoing being referred to as the "Effective Time") and
                                                            --------------
(ii) such later time as specified in the Certificate of Merger duly filed with the Secretary of State of Delaware.

          Section  2.3  Certificate  of Incorporation; Bylaws.  At the Effective
                        -------------------------------------
Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Law and the Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the by-laws of the Company as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by Law and the certificate of incorporation of the Surviving Corporation and such by-laws.

          Section  2.4  Directors  and  Officers.  The  directors  of  Newco
                        ------------------------
immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualify for such election.


                                   ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          Section  3.1  Merger  Consideration;  Conversion  and  Cancellation of
                        --------------------------------------------------------
Securities.  At  the  Effective  Time,  by  virtue of the Merger and without any
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action  on  the  part  of  the  holders  of  any  of  the  following securities:

(a) Subject to the other provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, each as reflected on Schedule 3.1(a)
                                                                 ---------------
hereto, (excluding any Company Common Stock described in Section 3.1(c)) will be converted into the right to receive 2.67831 (the "Exchange Ratio") shares of
                                                      --------------
Acquiror  Common  Stock  (the  "Merger  Consideration").  Notwithstanding  the
                                ---------------------
foregoing: (i) the number of shares of Acquiror Common Stock issuable pursuant to this Section 3.1(a) and the number of shares of Acquiror Common Stock issuable pursuant to Stock Options converted into options to receive Acquiror Common Stock pursuant to Section 6.4 hereof shall not exceed 2,610,000 shares; and (ii) if between the date of this Agreement and the Effective Time, the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares.

     (b) Subject to the other provisions of this Article III, all shares of Company Common Stock will, upon conversion thereof into shares of Acquiror
Common Stock at the Effective Time, cease to be outstanding and will automatically be cancelled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 3.1(c)) will thereafter represent only the right to receive (i) the number of whole shares of Acquiror Common Stock and (ii) as provided in Section 3.2(b) cash in lieu of fractional shares into which the shares of Company Common Stock represented by such certificate have been converted pursuant to this Section 3.1(b). The holders of certificates previously evidencing Company Common Stock will cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by Law.

          (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by Acquiror or any direct or indirect wholly owned Subsidiary of Acquiror or of the Company immediately prior to the Effective Time will be cancelled.

     (d) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

     Section  3.2  Exchange  of  Certificates.
                   --------------------------

     (a)     Certificates.  Assuming  the  satisfaction of all of the conditions
             ------------
to Acquiror's obligations to consummate the transactions contemplated hereby and the surrender by a shareholder of the Company of the certificate or certificates representing the total amount of Company Common Stock owned by such shareholder or the delivery of an affidavit of lost certificate pursuant to Section 3.2(d), Acquiror shall deliver to such former shareholder of the Company a certificate representing the number of shares of Acquiror Common Stock to which such shareholder is entitled pursuant to Section 3.1(a), less any fractional shares.

          (b)     No  Fractional  Shares.     No  certificates  or  scrip
                  ----------------------
representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of certificates formerly representing shares of Company Common Stock pursuant to this Article III; no dividend, stock split or other change in the capital structure of Acquiror shall relate to any fractional security; and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock upon the surrender of their stock certificates for exchange will be paid cash upon such surrender in an amount equal to the product of (i) $7.50 per share and (ii) a fraction equal to the fraction of each shares so surrendered. For this purpose, shares of Company Common Stock represented by two or more certificates may be aggregated, and in no event shall any holder be paid a cash amount in respect of one or more than one share of Acquiror Common Stock.

          (c)     Withholding  of  Tax.  Acquiror will be entitled to deduct and
                  --------------------
withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as Acquiror (or any Affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Acquiror, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of whom such deduction and withholding was made by Acquiror.

          (d)     Lost  Certificates.  If  any  certificate  evidencing  Company
                  ------------------
Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond, in such reasonable amount as Acquiror may direct, as indemnity against claims that may be made against it with respect to such certificate, Acquiror will issue in exchange for such lost, stolen or destroyed certificate of Acquiror Common Stock to which the holder may be entitled pursuant to this
Article III and cash and any dividends or other distributions to which the holder thereof may be entitled pursuant to Section 3.2(d) or Section 3.2(e).

     (e)     Closing  of  Company  Transfer  Books.  At  the Effective Time, the
             -------------------------------------
stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Acquiror Common Stock in accordance with this Article III.

          Section  3.3  Closing.  The  Closing will take place at the offices of
                        -------
Acquiror at 11:00 a.m. on October 28, 1999 or at such other place, time and date as the parties hereto may agree. At the Closing, the parties hereto will cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.


                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

          The Company and the Sellers hereby jointly and severally represent and warrant to the Acquiror Parties, subject to the exceptions set forth below and in the Company's Disclosure Schedule (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section, Subsection or clause hereof and any other Section, Subsection or clause hereof to which such disclosure reasonably relates) that:

          Section 4.1 Organization and Qualification; Subsidiaries.  The Company
                      --------------------------------------------
and each Subsidiary of the Company are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary. Section 4.1 of the Company's Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company. Neither the Company nor any of its Subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the Company.

          Section  4.2  Certificate  of  Incorporation; Bylaws.  The Company has
                        --------------------------------------
furnished or made available to Acquiror complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

          Section  4.3  Capitalization.
                        --------------

          (a) The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock of which 833,996 shares are issued and outstanding and 199,387 shares of Company Preferred Stock of which no shares are issued and outstanding, such issued shares being duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any PersonAs of the date hereof, 600,000 shares of Company Common Stock are held by Fred Allegrezza and 223,996 shares of Company Common Stock are held by Gary Lauder.

          (b) As of the date hereof, except for outstanding options to purchase 140,500 sharesof Company Common Stock under the Company Stock Option Plan, no shares of Company Common Stock are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or to grant any Lien on any shares of capital stock of the Company.

          (c) The authorized, issued and outstanding capital stock of, or other equity interests in, each of the Company's Subsidiaries and the names of the holders of record of the capital stock or other equity interests of each such Subsidiary, in each case, as of the date hereof, are set forth in Section 4.3(c) of the Company's Disclosure Schedule. The issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person. All such issued and outstanding shares or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in Section 4.3(c) of the Company's Disclosure Schedule, are owned beneficially as set forth therein and free and clear of all Liens. No shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company,
(ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (iii) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Company.

          (d) There are no voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or with respect to any other matter.

          Section 4.4 Authorization of Agreement.  The Company has all requisite
                      --------------------------
corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (no additional approval of the shareholders of the Company being required by Law or by the articles of incorporation or by-laws of the Company). This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Acquiror Parties, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          Section  4.5  Approvals.  No  filing  or registration with, no waiting
                        ---------
period imposed by and no Permit, Order, authorization, consent or approval of, any Court or Governmental Authority is required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

     Section  4.6  No  Violation.  Except  as  disclosed  in  Section 4.6 of the
                   -------------
Company's Disclosure Schedule, assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits or Orders of, Courts and/or Governmental Authorities indicated as required in Section 4.5, the execution and delivery of this Agreement or any instrument required to be executed and delivered by the Company at Closing, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under, (i) the certificate of incorporation or by-laws of the Company or comparable organizational documents of any Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, Permit, Order, or similar authorization applicable to the Company or any Subsidiary or any of their respective properties or assets or (iii) assuming the effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits or Orders of, Courts and/or Governmental Authorities indicated as required in Section 4.5, any judgment, Order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any Subsidiary or any of their properties or assets, other than, in the case of clauses(ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not
(x) reasonably likely to have a Material Adverse Effect on the Company, (y) reasonably likely to impair the ability of the Company to perform its obligations under this Agreement or (z) reasonably likely to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     Section  4.7  Financial  Statements.  The Company has delivered to Acquiror
                   ---------------------
copies of the following financial statements (including the respective notes thereto) for the Company, which are true and correct in all material respects (such financial statements and the notes thereto being hereinafter referred to collectively as the "Financial Statements"):
                        ---------------------

     (a) The balance sheets of the Company as of December 31, 1996, 1997 and 1998 and the related statements of the income, retained earnings and changes in financial position (or statements of cash flows, if applicable) for the fiscal years then ended (the "Annual Financial Statements") (the balance sheet of the
                         ---------------------------
Company  as  of  December  31,  1998  is referred to herein as the "1998 Balance
                                                                    ------------
Sheet");  and

     (b) The balance sheet of the Company as of September 30, 1999 (the "September 30, 1999 Balance Sheet"), and the related statement of income,
    ---------------------------------
retained  earnings  and  changes  in  financial  position (or statements of cash
    --
flows,  if  applicable)  for  the  six-month  period  then  ended  (the "Interim
    -                                                                    -------
Financial  Statements").
    -   -------------

The Annual Financial Statements have been prepared in accordance with GAAP, and in each case such principles have been applied in a consistent manner in each of the periods indicated. The Annual Financial Statements present fairly the financial position of the Company as of December 31, 1996, 1997 and 1998 and the results of operations of the Company for the years then ended. Except as otherwise noted therein, the Interim Financial Statements have been prepared in accordance with GAAP, consistently applied, and the Interim Financial Statements present fairly the financial position of the Company as of September 30,1999 and the results of operations of the Company for the six-month period then ended.

          Section  4.8  No Undisclosed Liabilities.  Neither the Company nor any
                        --------------------------
of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, including, without limitation, any liabilities with respect to the Company's international operations, except (a) liabilities or obligations reflected in the September 30,1999 Balance Sheet, and
(b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30,1999 which have not had, or which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Notwithstanding the above, the Company has no liabilities with respect to Fred Allegrezza or Gary Lauder as of the date hereof.

     Section 4.9 Absence of Certain Changes or Events.  Since December 31, 1998,
                 ------------------------------------
there has not occurred any change, event or condition which has had, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section  4.10  Title  to  Properties.  The  Company  or  its  Subsidiaries,
                    ---------------------
individually or together, have good, valid and marketable title to or a valid leasehold in, all of the properties and assets (real, personal and mixed, tangible and intangible) that are necessary to the conduct of the business of the Company and its Subsidiaries as it is currently being conducted, including all of the properties and assets reflected in the September 30,1999 Balance Sheet, other than any such properties or assets that have been sold or otherwise disposed of in the ordinary course of business since September 30,1999. The Company or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties being held by the Company or its Subsidiaries under leases, and enjoy peaceful and undisturbed possession of such properties under such leases. Neither the Company nor any of its Subsidiaries has received any written notice or has Knowledge of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them. Notwithstanding anything to the contrary, nothing in this Section 4.10 shall be construed to relate to Intellectual Property (it being understood that Section 4.19 contains representations and warranties relating to Intellectual Property).

          Section  4.11  Material Contracts.  Each Material Contract  is in full
                         ------------------
force and effect, and is a legal, valid and binding obligation of the Company or a Subsidiary and, to the Knowledge of the Company and Sellers, each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or a Subsidiary or, to the Knowledge of the Company and Seller, any other party thereto under, or result in a right in termination of, any Material Contract.

          Section  4.12  Insurance.  The  Company  and its Subsidiaries maintain
                         ---------
with third parties policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are consistent with industry practice and as are reasonable for the conduct of the business as conducted on the date hereof and for the assets of the Company and its Subsidiaries.

          Section  4.13  Permits;  Compliance.  The Company and its Subsidiaries
                         --------------------
have obtained all material Permits that are necessary to carry on their businesses as currently conducted. Such Permits are in full force and effect in all material respects, have not been violated in any material respect, and, to the Knowledge of the Company and Sellers, no suspension, revocation or cancellation thereof has been threatened and there is no Litigation pending or, to the Knowledge of the Company and Sellers, threatened regarding suspension, revocation or cancellation of any of such Permits.

          Section  4.14  Litigation.  Except as disclosed on Section 4.14 of the
                         ----------
Company's Disclosure Schedule, there is no Litigation pending, or to the Knowledge of the Company and Sellers, threatened against the Company or any Subsidiary of the Company, which if adversely determined would be or have a Material Adverse Effect on the Company.

     Section  4.15 Compliance with Laws.  Neither the Company nor any Subsidiary
                   --------------------
is subject to any agreement, contract or Order with or by any Court or Governmental Authority restricting in any material respect its operation or requiring any materially adverse actions by the Company. The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws and Regulations and are not in default in any material respect with respect to any material Order applicable to the Company or any of its Subsidiaries.

          Section  4.16  Employee  Benefit  Plans.
                         ------------------------

          (a) Section 4.16 of the Company's Disclosure Schedule contains a true and complete list of each deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or
                                          -----
program (within the meaning of Section 3(2) of ERISA); each employment, consulting, termination or severance agreement to which the Company or any Subsidiary is a party or by which it is bound, and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any entity, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), or to
                                                        ---------------
which the Company or an ERISA Affiliate is a party, whether written or oral, for the benefit of any employee or former employee of the Company or any of its Subsidiaries (the "Company Plans").
                     --------------

          (b) With respect to each Company Plan, the Company has heretofore delivered or made available to Acquiror true and complete copies of the Company Plan and any amendments thereto (or if the Company Plan is not a written Company Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

          (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability.

          (d) No Company Plan is subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Plan a "multiemployer pension plan," as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA.

          (e) Except as disclosed in Section 4.16(e) of the Company's Disclosure Schedule, each Company Plan has been operated and administered in all respects in accordance with its terms and applicable Law, including ERISA and the Code.

          (f) Each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code have received a favorable determination or other letter indicating that they are so qualified, and, to the Knowledge of the Company and Sellers, no event has occurred since the date of said letter(s) that will adversely affect the qualification of such
Company  Plan.

          (g) No Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (h) No amounts payable under the Company Plans will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

     (i) The execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (j) There are no pending or, to the Knowledge of the Company and Sellers, any threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

          Section  4.17  Taxes.
                         -----

     (a)     Tax  Returns  and  Liabilities.  Except  as  otherwise disclosed in
Section 4.17(a) of the Company's Disclosure Schedule: (i) all Tax Returns have been duly filed and are true, correct and complete in all material respects;
(ii) all Taxes, deposits or other payments for which the Company has any liability through the date hereof (whether or not shown on a return) have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company; (iii) the amounts so paid on or before the date hereof, together with any amounts accrued as liabilities for Taxes (whether accrued as currently payable or deferred Taxes) on the books of the Company and reflected in the June 30 Balance Sheet will be adequate to satisfy all liabilities for Taxes of the Company in any jurisdiction through the Closing Date, including Taxes accruable upon income earned through the Closing Date; (iv) with respect to the Company, there are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed; (v) all deficiencies asserted as a result of any examination of any Tax Return of the Company have been paid in full, accrued on the books of the Company, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (vi) no claims have been asserted and, to the Knowledge of the Company and Sellers, no proposals or deficiencies for any Taxes are being asserted against the Company, proposed or threatened, and no audit or investigation of any return or report of Taxes is currently underway, pending or, to the Knowledge of the Company and Sellers, threatened; (vii) there are no outstanding waivers or agreements by Sellers or the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any taxing authority; (viii) there are no liens for Taxes upon any property or assets of the Company except liens for current Taxes not yet due, nor are there any liens which, to the Knowledge of the Company and Sellers, are pending or threatened; (ix) to the Knowledge of the Company and Sellers, there are no facts which exist or have existed which would constitute meritorious grounds for the assessment of any Taxes against the Company with respect to the periods which have not been audited by the Internal Revenue Service or other taxing authorities, (x) the Company is not a party to any Tax allocation or sharing agreement; and (xi) the Company (A) has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return or (B) has no liability (whether known or unknown, asserted or unasserted, liquidated or unliquidated, and whether due or to become due) for the Taxes of any person under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.
     (b) Reserves. In each case, adequate provision, including provision in the deferred tax account, has been made in the Financial Statements for all deferred and accrued tax liabilities as of their respective dates with respect to operations for periods ending on such dates.
     (c) Submission of Tax Returns. The Company has delivered to Acquiror true and complete copies of all federal and state income tax returns (together with any examination reports and statements of deficiency) relating to the operations of the Company for the taxable years ended 1997 and 1998.
     (d) Withholding. The Company has complied in all material respects with all rules and Regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and in the manner required by law, withheld from employee wages and paid over to the proper Governmental Authorities all material amounts required to be so withheld and paid over under all applicable Laws.
     (e) Elections. Neither Sellers nor the Company have filed a consent pursuant to Section 341(f) of the Code. Neither the Company, nor any predecessor in interest, has filed, or may be deemed to have filed, any election under
Section  338  of  the  Code.
     (f) Industrial Development Bonds. No assets of the Company or of any "Related Person," as that term is defined in Section 144(a)(3) of the Code (or
Section 103(b)(6)(C) of the Internal Revenue Code of 1954, as amended (the "1954 Code")) whether owned or leased pursuant to a capital lease, have been financed by private activity bonds within the meaning of Section 141 of the Code (or industrial development bonds within the meaning of Section 103(b) of the 1954
Code), and neither the Company nor any Related Person is a "principal user," as that term is used in the context of Section 144(a) of the Code (or Section 103(b) of the 1954 Code) of any building which has been so financed.
     (g) Excess Parachute Payments. Except as set forth in Schedule 4.17(g), the Company has not made any payment which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and no payment by the Company required to be made under any contract (including the obligation of the Company described in Section 7.05 hereof) will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.
     (h) FIRPTA. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
     (i)  Former  Subchapter  S Status.  The Company (and any predecessor of the
Company) was a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code from September 1996 to June 1998.
     (j) Tax Free Reorganization. To the Knowledge of the Company and Sellers, neither the Company not any of its Affiliates of shareholders has taken or agreed to take any action or failed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.
      Section  4.18 Environmental Laws and Regulations.  (a) The Company and its
                    ----------------------------------
Subsidiaries are and have been in compliance with all applicable Environmental Laws; (b) the Company and its Subsidiaries have obtained all Permits required by any applicable Environmental Law and all such permits are in full force and effect; (c) neither the Company nor any of its Subsidiaries has, and the Company has no Knowledge of any other Person who has, caused any release, threatened release or disposal of any Hazardous Material at any properties or facilities previously or currently owned, leased or occupied by the Company or its Subsidiaries; (d) the Company has no Knowledge that any of its Subsidiaries' properties or facilities are adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property; (e) neither the Company nor any of its Subsidiaries (i) has any liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law, (ii) is subject to, has notice or Knowledge of, or is required to give any notice of any environmental claim or
(iii) has Knowledge of any condition or occurrence which could form the basis of an Environmental claim against the Company, any Subsidiary or any of their properties or facilities; (f) the Company and its Subsidiaries' properties and facilities are not subject to any, and the Company has no Knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of their properties and facilities arising from any (i) Environmental Law or (ii) release, threatened release or disposal of any Hazardous Material; and (g) there is no Environmental Claim pending, or, to the Knowledge of the Company and Sellers, threatened, against the Company or, to the Knowledge and the Company and Sellers, against any Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of Law.

          Section  4.19  Intellectual  Property.
                         ----------------------

          (a) Section 4.19(a) of the Company's Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries (collectively, the "Owned Intellectual Property"), a complete and accurate list
                     ---------------------------
of all United States and foreign (i) Patents; (ii) Trademarks, whether registered or unregistered; and (iii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

          (b) Section 4.19(b) of the Company's Disclosure Schedule sets forth a complete and accurate list of all license agreements (collectively, the "License Agreements") granting to the Company or any of its Subsidiaries any
 -------------------
right  to use or practice any rights under any Intellectual Property (such items
 --
of  Intellectual Property being the "Licensed Intellectual Property") indicating
                                     ------------------------------
for  each  the  title  and  the  parties  thereto.

     (c) (i) The Company or its Subsidiaries own, free and clear of Liens, Orders and arbitration awards, all Owned Intellectual Property used in the Company's business, and have a valid and enforceable right to use, without cost, all of the Licensed Intellectual Property used in the Company's business;

          (ii) The Company has taken reasonable steps to protect the Owned Intellectual Property;

          (iii) The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe upon any Intellectual Property or other rights owned or controlled by any third party;

          (iv) There is no Litigation pending or, to the Knowledge of the Company and Sellers, threatened nor is there any written claim from any Person
(A) alleging that the Company's activities or the conduct of its businesses or that of any of its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Owned Intellectual Property or Licensed Intellectual Property;

          (v) To the Knowledge of the Company and Sellers, no third party is misappropriating, infringing, diluting, or violating any Owned Intellectual Property and no such claims have been brought against any third party by the Company or any of its Subsidiaries;

     (vi) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's or any of its Subsidiaries' rights with respect to any Owned Intellectual Property or Licensed Intellectual Property or their respective rights under the License Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property; and

     (vii) The Software owned or purported to be owned by the Company or any of its Subsidiaries was either (i) developed by employees of Company or any of its Subsidiaries within the scope of their employment who have assigned their rights to the Company or one of its Subsidiaries ; (ii) developed by independent contractors who have assigned their rights to the Company or one of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a Subsidiary from a third party. For purposes of this Section 4.19(c)(vii), "Software" means any and all (i) computer programs, including any
                --------
and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site operated by or on behalf of the Company or any of its Subsidiaries, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (d) All registered Trademarks listed in Section 4.19(a) of the Company's Disclosure Schedule have been in continuous use by the Company or its Subsidiaries in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To the Knowledge of the Company and Sellers, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. The Company and its Subsidiaries have adequately policed such Trademarks against third party infringement.

     (e) The Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in confidential information and Trade Secrets of the Company. Without limiting the foregoing, the Company enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and, except under confidentiality agreements, there has been no disclosure by the Company or any Subsidiary of material confidential information or Trade Secrets.

          (f) The Company has taken reasonable steps with the intent of ensuring that its products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-Company products (e.g., hardware, software and firmware) used in or in combination with the Company's products, properly exchange data with the Company's products. The Company has conducted a review of the preparedness of its material vendors and suppliers and has received reasonable assurances that no such vendor or supplier will be unable to provide products or services as a consequence of any Y2K problem.

          Section  4.20 Certain Business Practices.  Neither the Company nor any
                        --------------------------
of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity,
(ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

     Section  4.21  Technical  Due  Diligence.  The description of the technical
                    --------------------------
specifications of the Company's products, including all software developed by the Company, contained in Exhibit 4.21 hereto, is complete and accurate in all material respects.

          Section  4.22  Brokers.  No broker, finder, investment banker or other
                         -------
Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section  4.23  Power,  Authority, Ownership and Nature of Sellers.  Each of
                    --------------------------------------------------
the Sellers, severally and not jointly, represents, warrants, covenants and agrees, only on such Seller's behalf and with respect to the Shares set forth beside the execution of this Agreement by such Seller, as of the date hereof and as of the Closing Date, as follows:

          (a)     Authorization  of  Agreement.  Such  Seller  has all requisite
                  ----------------------------
power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by such Seller at the Closing, to perform such Seller's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery hereof by the Acquiror Parties, this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability if considered in a proceeding in equity or at law). The execution and delivery of this Agreement or any instrument required to be executed and delivered by such Seller at Closing, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of shares of Company Common Stock owned by such Seller under (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, Permit, Order, or similar authorization applicable to Such Seller or any of such Seller's properties or assets or (ii) any judgment, Order, decree, statute, Law, ordinance, rule or regulation applicable to such Seller or such Seller's properties or assets.

     (b)     Except  as  set forth in Schedule 4.23(b), the shares owned by each
                                      ----------------
Seller (i) are validly issued, fully paid and nonassessable, and (ii) are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever. Other than the shares of Company Common Stock set forth beside the execution hereof by such Seller, such Seller owns no shares of capital stock of the Company or of any Subsidiary or any other equity security of the Company or of any Subsidiary or right of any kind to have any such equity security issued.

     (c) Each Seller has received prior to the date hereof a copy of the Acquiror Offering Memorandum, and, prior to the date hereof, each Seller has had a reasonable opportunity to review the Acquiror Offering Memorandum and all documents referred to therein and make inquiry of Acquiror as to the matters discussed therein.

     (d) Each Seller hereby expressly acknowledges that the shares of Acquiror Common Stock delivered to such Seller pursuant to Article III hereof have not been registered under any applicable federal or state securities laws and cannot be resold unless registered pursuant to such federal or state securities laws or pursuant to an applicable exemption from registration under such federal or state securities laws.

     Section  4.24  Ancillary  of Documents.  Concurrently herewith, the Company
                    -----------------------
and/or Sellers, as the case may be, have executed and delivered to Acquiror: (i) a registration rights agreement substantially similar in form to the agreement attached hereto as Annex A; (ii) an escrow agreement substantially similar in
                      -------
form  to  the agreement attached hereto as Annex B; (iii) a waiver substantially
                                           -------
similar in form to the waiver attached hereto as Annex C; and (iv) an accredited
                                                 -------
investor  questionnaire  as  previously  distributed  by  Acquiror.

     Section  4.25  Employment  Agreements.  Concurrently  herewith,  (a)  Fred
                    ----------------------
Allegrezza has executed and delivered an employment agreement substantially similar in form to the agreement attached hereto as Annex D, and (b) the Company
                                                    -------
has executed and delivered employment agreements substantially similar in form to the agreements attached hereto as Annex E executed by the following
                                           --------
individuals:  L.  Clifford  Lewis  II;  Joseph  Derham;  John  Fenley; Robert C.
Gaydos;  Jim  Schuler;  and  Phil  Gabler.

     Section  4.26  Non-Disclosure  Agreements.  Concurrently  herewith,  each
                    --------------------------
officer, director and employee of the Company as of the date hereof has executed a non-disclosure agreement substantially similar in form to the agreement attached hereto as Annex F.
                      --------


                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR PARTIES

          The Acquiror Parties hereby represent and warrant to the Company, subject to the exceptions set forth in the Acquiror's Disclosure Schedule (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section, Subsection or clause hereof and any other Section, Subsection or clause hereof to which such disclosure reasonably relates) that:

          Section  5.1  Organization  and  Qualification;  Subsidiaries.  The
                        -----------------------------------------------
Acquiror Parties are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary.

          Section  5.2  Certificate  of Incorporation; Bylaws.  The Acquiror has
                        -------------------------------------
furnished or made available to the Company complete and correct copies of the certificate of incorporation and the bylaws, in each case as amended or restated to the date hereof, of Acquiror and Newco. Neither the Acquiror nor Newco is in violation of any of the provisions of its certificate of incorporation or bylaws.

          Section  5.3  Capitalization.
                        --------------

          (a) As of the date hereof, the authorized capital stock of Acquiror consists of (i) 100,000,000 shares of Acquiror Common Stock of which, as of October 25, 1999, 49,259,187 shares were issued and outstanding, (ii) 20,000 shares of Class A Preferred Stock, par value $100 per share, of which none is issued and (iii) 20,000,000 shares of preferred stock, par value $.01 per share, of which none is issued. All of the outstanding shares of Acquiror Common Stock are, and all shares to be issued as part of the Merger
Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable.

          (b) Except as disclosed in Schedule 5.3(b), as of the date hereof, no shares of Acquiror Common Stock are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating Acquiror to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of Acquiror, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of Acquiror or to grant any Lien on any shares of capital stock of Acquiror.

          Section  5.4 Authorization of Agreement.  Each of the Acquiror Parties
                       --------------------------
has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by the Acquiror Parties at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Acquiror Parties of this Agreement and each instrument required hereby to be executed and delivered by the Acquiror Parties at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized all necessary corporate action by the Company and Newco (no approval of the stockholders of Acquiror being required by Law or the certificate of incorporation or bylaws of Acquiror). Except for filing of the Certificate of Merger, no other corporate proceedings on the part of Acquiror or Newco are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Acquiror Parties and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of the Acquiror Parties, enforceable against each of the Acquiror Parties in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          Section  5.5  Approvals.  Except  for  the applicable requirements, if
                        ---------
any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky Laws, (d) The NASDAQ National Market, and (e) the filing and recordation of appropriate merger documents as required by the DGCL, no notices to, consents or approvals of, or filings or registrations with any Court or Governmental Authority is required under any Law, Regulation or Order applicable to Acquiror or Newco to permit Acquiror or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

     Section  5.6  No  Violation.  Assuming  effectuation  of  all  filings  and
                   -------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits or Orders of, Courts and/or Governmental Authorities indicated as required in Section 5.5, the execution and delivery of this Agreement or any instrument required to be executed and delivered by Acquiror and Newco at Closing, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Acquiror or Newco under, (i) the certificate of incorporation or by-laws of Acquiror Newco, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, Permit, Order, or similar authorization applicable to Acquiror or Newco or any of their respective properties or assets or (iii) assuming the effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits or Orders of, Courts and/or Governmental Authorities indicated as required in Section 5.5, any judgment, Order, decree, statute, Law, ordinance, rule or regulation applicable to Acquiror or Newco any of their properties or assets, other than, in the case of clauses(ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not (x) reasonably likely to have a Material Adverse Effect on Acquiror or Newco, (y) reasonably likely to impair the ability of Acquiror or Newco to perform its obligations under this Agreement or (z) reasonably likely to impair the ability of Acquiror or Newco to consummate the transactions contemplated by this Agreement.

          Section  5.7  Reports.
                        -------

          (a) Acquiror has filed all reports required to be filed by it with the SEC since January 1, 1998 pursuant to the Exchange Act which complied, at the time of filing, in all material respects with applicable requirements of the Exchange Act (collectively, the "Acquiror SEC Reports"). None of Acquiror SEC
                                   --------------------
Reports, as of their respective dates, contained or, if filed after the date hereof, will contain any untrue statement of a material fact or omitted or, if filed after the date hereof, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an Acquiror SEC Report filed subsequently and prior to the date hereof.

          (b) The consolidated statements of financial position and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of Acquiror included in the Acquiror SEC Reports complied in all material respects with applicable accounting requirements and the published rules and Regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly in all material respects the consolidated financial position of Acquiror as at their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

          Section  5.8  Absence  of  Certain  Changes or Events.  Since June 30,
                        ---------------------------------------
1999, there has not been any material adverse change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), business or operations of Acquiror.

          Section  5.9  Delivery  of Documents.  Concurrently herewith, Acquiror
                        ----------------------
has executed and delivered to the Company and Sellers: (i) a registration rights agreement substantially similar in form to the agreement attached hereto as Annex A with the Company and Sellers; and (ii) an escrow agreement substantially
    ---
similar in form to the agreement attached hereto as Annex B with the Company and
                                                    -------
Sellers.

     Section  5.10  Tax Considerations.  As of the date hereof, to the Knowledge
                    ------------------
of Acquiror, neither Acquiror nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the merger from constituting a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

          Section  6.1  Tax  Treatment.
                        --------------

          Acquiror and the Company will each use reasonable efforts before and after the Closing to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take, and will use reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from qualifying as such a reorganization, and will take such action as is available and may be reasonably required to negate the impact of any past actions by such party or its respective Affiliates which would reasonably be expected to adversely impact the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          Section  6.2  Conveyance  Taxes.  Acquiror  and  the  Company  shall
                        -----------------
cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer (subject to Section 3.2(c)), and stamp Taxes (ii) any recording, registration and other fees, and (iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby. The Taxes described in clause (i) above shall be paid by the Company.

          Section 6.3 Reasonable Efforts and Further Assurances.  Subject to the
                      -----------------------------------------
terms and conditions hereof, each of the parties to this Agreement shall use reasonable efforts to effectuate the transactions contemplated hereby. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     Section 6.4 Stock Options. Except as provided in this Agreement, the Company will not exercise any right under the Company Stock Option Plan from the date hereof to accelerate the vesting or exerciseability of or otherwise modify the terms and conditions applicable to stock options outstanding under the Company Stock Option Plan (the "Stock Options"). At the Effective Time, each of the Company Stock Options which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase shares of Acquiror Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company Stock Option
Plan):

          (i) The number of shares Acquiror Common Stock to be subject to such Stock Option shall be equal to the product of the number of shares of Company Common Stock subject to such Stock Option and the Exchange Ratio; and

          (ii) The exercise price per share of Acquiror Common Stock under such Stock Option shall be equal to the aggregate exercise price of the shares of Company Common Stock issuable pursuant to such Stock Option divided by the total number of full shares of Acquiror Common Stock subject to such Stock Option (as determined under (1) immediately above), provided that such exercise price shall be rounded up to the nearest cent.

     Acquiror shall assume the obligations of the Company under the Company Stock Option Plan in respect of each such Stock Option. The duration and other terms of such Stock Option shall be the same as that of such Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Acquiror. Acquiror shall file with the SEC a registration statement on Form S-8 (or other appropriate form) as promptly as practicable after the Effective Time for purposes of registering all shares of Acquiror Common Stock issuable after the Effective Time upon exercise of such Stock Options, and shall have such registration statement or post-effective amendment become effective as promptly as practicable.

     Section 6.5 Employees.  Each person who is an employee of the Company as of
                 ---------
the date hereof and who becomes an employee of Acquiror at or shortly after the Effective Time shall be entitled to such benefits as are generally provided to similarly-situated employees of Acquiror, and for purposes of determining seniority, such employees of the Company who become employees of Acquiror shall be deemed to have been employed by Acquiror as of the date on which such employees were first employed by the Company.

     Section  6.6  Audited  Financial  Statements.  Sellers  severally  and  not
                   ------------------------------
jointly agree to provide Acquiror with any and all materials in their respective possession which Acquiror is required to provide to such independent accounting firm as Acquiror may engage for the purpose of conducting a financial audit of the Company after the date of this Agreement in connection with the preparation of audited financial statements of the Company for each year in the two-year period ending December 31, 1999. In addition, Sellers agree to provide reasonable assistance and be reasonably accessible to Acquiror and such auditors during the time the audit is being conducted.

          Section  6.7 Expenses.  All expenses incurred by the parties hereto in
                       --------
connection with the transactions contemplated hereby will be borne solely and entirely by the party which has incurred such expenses.

     Section 6.8  Indemnification.  After the Effective Time, Acquiror will, and
                  ---------------
will cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, directors and employees of the Company (collectively, the "Section 6.8 Indemnified Parties") in respect of acts or omissions of such
Section 6.8 Indemnified Party in such person's capacity as an officer, director and/or employee of the Company occurring on or prior to the Effective Time to the maximum extent permitted by law and to the extent provided under the Company's Certificate of Incorporation and Bylaws or any indemnification agreement with the Company's officers and directors to which the Company is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any such Section 6.8 Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation, in such person's capacity as a former director, officer or employee of the Company, in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Acquiror shall cause the Surviving Corporation to pay as incurred such Section 6.8 Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 7.1 Indemnification Obligations of Sellers. The Sellers will severally but not jointly indemnify, defend and hold harmless Acquiror and its Subsidiaries and Affiliates, each of their respective officers, directors, employees, agents, shareholders, representatives and agents and each of the successors and assigns of any of the foregoing (collectively, the "Acquiror Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) any breach or inaccuracy of any representation or warranty made by the Company or Sellers in this Agreement; and

     (b) any breach of any covenant, agreement or undertaking made by the Company or Sellers in this Agreement.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Acquiror Indemnified Parties described in this Section
7.1 as to which the Acquiror Indemnified Parties are entitled to indemnification under this Section 7.1 are hereinafter collectively referred to as "Acquiror Losses."

     Section 7.2 Indemnification Obligations of Acquiror. Acquiror will indemnify and hold harmless each Seller (collectively, the "Company Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) any breach or inaccuracy of any representation or warranty made by Acquiror or Newco in this Agreement; and
     (b) any breach of any covenant, agreement or undertaking made by Acquiror or Newco in this Agreement.
     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Company Indemnified Parties described in this Section
10.2 as to which the Company Indemnified Parties are entitled to indemnification under this Section 10.2 are hereinafter collectively referred to as "Company
                                                                         -------
Losses."
   ---

     Section  7.3  Indemnification  Procedure.

     (a) Upon becoming aware of any action, claim or proceeding, or a threatened action, claim or proceeding, by a third party (a "Third Party Claim") with respect to which an Acquiror Indemnified Party or a Company Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") may be entitled to make an indemnification claim pursuant to Section 7.1 or 7.2 against the other Party for any Acquiror Losses or Company Losses (as the case may be), such Indemnified Party must notify Acquiror or Sellers, whichever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), as promptly as practicable, but in any event within 10 days of the Indemnified Party's becoming aware of such Third Party Claim; provided, however, that the failure of the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party from liability for such Third Party Claim arising under
Section 7.1 or 7.2 unless the failure to so notify the Indemnifying Party materially prejudices the ability of the Indemnifying Party to assert defenses or counterclaims available to the Indemnifying Party with respect to such Third Party Claim.

          (b) The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter, to defend such Third Party Claim by all appropriate proceedings at its sole cost and expense, except as otherwise set forth in the Escrow Agreement. If, however, the Indemnifying Party declines or fails to assume the defense of such Third Party Claim within such 20 day period, then the Indemnified Party may defend the Third Party Claim by all appropriate proceedings, at the cost and expense of the Indemnifying Party (subject to the limits set forth in Section 7.5), and may vigorously and diligently prosecute such Third Party Claim to a final conclusion. The Party defending such Third Party Claim will have full control of such defense, including the employment of counsel; provided, however, that if requested by the Party defending such Third Party Claim, the other Party will cooperate with the Party defending such Third Party Claim.

          (c) In any Third Party Claim with respect to which indemnification is sought under Section 7.1 or 7.2, the Party that is not defending such Third Party Claim may participate in such Third Party Claim and retain its own counsel at such Party's own expense. The Party defending the Third Party Claim will at all times use reasonable efforts to keep the other Party reasonably apprised of the status of the defense of such Third Party Claim and to cooperate in the defense of such Third Party Claim.

     (d) No Party may settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim for which indemnification is being sought hereunder without the prior written consent of the other Party, unless such settlement contains a complete release of such other Party and imposes no financial or other obligation on such other Party.

          (e) If an Indemnified Party claims a right to be indemnified pursuant to this Agreement for Acquiror Losses or Company Losses that do not arise from a Third Party Claim, then such Indemnified Party will promptly send written notice of such claim to the Indemnifying Party. Such notice will specify the basis for such claim in reasonable detail and be accompanied by such other information as may be necessary for the Indemnifying Party to assess the merits and amount of such claim. As promptly as possible after the Indemnified Party has given such notice, the Indemnified Party and the Indemnifying Party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party immediately available funds an amount equal to such claim as determined hereunder.

     Section 7.4 Claims Period. For purposes of this Agreement, a "Claims Period" is the period after the Closing Date during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement will terminate as to Acquiror Losses on the expiration of the earlier of (x) one year after the Closing Date and (y) the date on which Acquiror's independent accounting firm delivers its audit letter with respect to the annual financial statements of Acquiror and its Subsidiaries (including the Company) for the year ended June 30, 2000.

     Section 7.5 Liability Limits. Notwithstanding anything to the contrary set forth herein:

     (a) The Acquiror Indemnified Parties will not make a claim against any Seller for indemnification under Section 7.1 for Acquiror Losses unless and until the aggregate amount of Acquiror Losses exceeds $250,000 (the "Threshold Amount") and then the Sellers then shall be liable only for all Acquiror Losses in excess of $100,000.

     (b) No Seller shall be liable under this Article VII for any portion of Acquiror Losses in excess of such Seller's proportionate share of the Merger Consideration, which proportionate share, for purposes of this Section 7.5, is set forth in Schedule 7.5(b) hereto. Except for Acquiror Losses resulting from a breach of a representation, warranty, agreement or covenant contained in Section
4.23 of this Agreement by a particular Seller or the breach of a covenant, agreement or undertaking by a particular Seller, all Acquiror Losses shall be satisfied on a pro rata basis by the Sellers based on each Seller's proportionate share of the Merger Consideration, which proportionate share, for purposes of this Section 7.5 is set forth in Schedule 7.5(b) hereto.

     (c) The total liability of each Seller under or in connection with this Agreement including Article VII hereof, shall be limited to each such Seller's respective interest in the "Escrow Shares" as such term is defined in the Escrow Agreement

     (d) No party shall be liable to any other party under this Article VII for any consequential, incidental or indirect damages.

     Section 7.6 Method of Calculating Losses. The amount of any indemnification payable pursuant to this Article VII shall be (i) net of any insurance proceeds received by the Indemnified Party in respect of the Acquiror Losses or Company Losses, as the case may be, which gave rise to such indemnification payment, (ii) net of any tax benefit realized or the then-present value (based on a discount rate equal to the prime rate as published in The Wall Street Journal from time to time) of such income tax benefit reasonably expected to be realized by the Indemnified Party on a consolidated basis by reason of the facts and circumstances giving rise to such indemnification, and (iii) net of the amount of tax required to be paid by the Indemnified Party on a consolidated basis as a result of the accrual or receipt of the indemnification payment.

     Section 7.7 Method of Settling Claims. If a claim for Acquiror Losses pursuant to this Article VII is required to be paid by a Seller, the amount owed by such Seller in respect of such Acquiror Losses shall be paid, by the release of Escrow Shares held in the Escrow Account for such Seller. In the event that Escrow Shares are released to Acquiror, such Acquiror Common Stock shall be deemed to have a value of $7.50 per share. Recourse against the Escrow Shares pursuant to the Escrow Agreement shall be the sole and exclusive remedy for any amount owed under or in connection with this Agreement by any Seller to any Acquiror Indemnified Party.

     Section  7.8  Escrow  Shares.  The Escrow Shares held in the Escrow Account
                   --------------
shall be held as security for the obligations of the Sellers to indemnify Acquiror Parties for any Acquiror Losses pursuant to this Article VII. The Escrow Shares shall be held in the Escrow Account and released to Sellers or Acquiror in accordance with the Escrow Agreement.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

          Section  8.1  Interpretation.
                        --------------

          (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

          (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          (c) The words "hereof", "hereby", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (e) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all Regulations and statutory instruments issued thereunder or pursuant thereto.

          (f) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section  8.2  Effectiveness  of  Representations,  Warranties  and
                        ----------------------------------------------------
Agreements.
         -

          (a) Except as set forth in Section 8.2(b) of this Agreement, the representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

          (b) The representations and warranties in this Agreement will terminate as of the Closing Date; provided, however, this Section 8.2 (b) shall in no way limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

          Section  8.3  Notices.  Any  notice,  request,  instruction  or  other
                        -------
document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier, as follows:

     (a)     If  to  either  of  the  Acquiror  Parties,  to:

          Concurrent  Computer  Corporation
          4375  River  Green  Parkway
          Duluth,  Georgia  30096
          Attn:  E.  Courtney  Siegel

     with  a  copy  to:

          King  &  Spalding
          191  Peachtree  Street
          Suite  4900
          Atlanta,  Georgia  30303
          Attn:  John  D.  Capers,  Jr.,  Esq.

     (b)     If  to  the  Company,  to:

          Vivid  Technology,  Inc.
          100  High  Point  Drive
          Chalfont,  Pennsylvania  18914
          Attn:  Fred  Allegrezza


       with  a  copy  to:

          Morgan  Lewis  &  Bockius
          1701  Market  Street
          Philadelphia,  Pennsylvania  19103-2921
          Attn:  Stephen  M.  Goodman,  Esq.

     (c)     If  to  the  Sellers,  to:

          Fred  Allegrezza
          c/o  Concurrent  Computer  Corporation
          100  High  Point  Drive
               Chalfont,  Pennsylvania  18914

       and  to:

          Gary  Lauder
          88  Mercedes  Lane
               Atherton,  California  94027

       with  a  copy  to:

          Morgan  Lewis  &  Bockius
          1701  Market  Street
          Philadelphia,  Pennsylvania  19103-2921
          Attn:  Stephen  M.  Goodman,  Esq.

       and  to:

          Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
          Menlo  Park,  California  94025
          Attn:  Daniel  E.  O'Connor,  Esq.  /  David  T.  Young,  Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including Litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable Law.

          Section  8.4  Headings.  The  headings contained in this Agreement are
                        --------
for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          Section  8.5  Severability.  If  any  term  or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section  8.6  Entire  Agreement.  This  Agreement  (not  including the
                        -----------------
Annexes hereto, but including the Company's Disclosure Schedule and Acquiror's Disclosure Schedule) constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

          Section  8.7  Assignment.  This  Agreement  may  not  be  assigned  by
                        ----------
operation  of  Law  or  otherwise.

          Section  8.8 Parties in Interest.  This Agreement will be binding upon
                       -------------------
and inure solely to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section  8.9  Failure  or  Indulgence  Not Waiver; Remedies Cumulative.  No
                   --------------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, agreement or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

          Section  8.10  Governing  Law.  This  Agreement  and  the  agreements,
                         --------------
instruments and documents contemplated hereby will be governed by and construed in accordance with the Laws of the state of Delaware (exclusive of conflicts of law principles). Courts within the state of Delaware will have jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such Courts. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that (i) such party is not personally subject to the jurisdiction of such Courts, (ii) such party and such party's property is immune from any legal process issued by such Courts or (iii) any Litigation commenced in such Courts is brought in an inconvenient forum.

          Section 8.11 Counterparts.  This Agreement may be executed in multiple
                       ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     CONCURRENT  COMPUTER  CORPORATION


                                     By:_/s/  E.  Courtney  Siegel
                                         --------------------------------------
                                     Name:
                                     Title:


                                     VIVID  TECHNOLOGY,  INC.


                                     By:_/s/  Fred  Allegrezza
                                         --------------------------------------
                                     Name:
                                     Title:



                                     CONCURRENT  ACQUISITION  CORPORATION


                                     By:_/s/  E.  Courtney  Siegel
                                         --------------------------------------
                                     Name:
                                     Title:


                                     /s/  Fred  Allegrezza
                                     ------------------------------------------
                                     Fred  Allegrezza



                                     ------------------------------------------
                                     Gary  Lauder


                 Signature Page to Agreement and Plan of Merger